Exhibit 32.1
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Christopher T. Seaver, Chief Executive Officer of Hydril Company, a Delaware corporation (the “Company”), hereby certify, to my knowledge, that:

(1) the Company’s Annual Report on Form 10-K for the year-ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher T. Seaver

Christopher T. Seaver
Chief Executive Officer
Dated: March 3, 2006